As filed with the Securities and Exchange Commission on June 17, 2013.

Registration No. 333-112587

Registration No. 333-114546

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADA-ES, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-1457385
(State of Incorporation)	(IRS Employer Identification No.)

9135 South Ridgeline Boulevard, Suite 200,

Highlands Ranch, Colorado 80129

(Address of principal executive offices, including zip code)

ADA-ES, INC. 2003 STOCK COMPENSATION PLAN #2

ADA-ES, INC. 2004 DIRECTORS STOCK COMPENSATION PLAN #1

(Full title of the plans)

Mark H. McKinnies

9135 South Ridgeline Boulevard, Suite 200,

Highlands Ranch, Colorado 80129

(303) 339-8850

(Name, address and telephone number,

including area code, of agent for service)

With a copy to:

Julie A. Herzog, Esq.

Kip Wallen, Esq.

SCHUCHAT, HERZOG & BRENMAN, LLC

1900 Wazee Street, Suite 300

Denver, CO 80202

(303) 295-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated file	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

ADA-ES, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to terminate the effectiveness of two previous Registration Statements on Form S-8 that the Registrant filed to register shares of its common stock, no par value, for issuance under certain equity plans. The Registrant filed the first Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) on February 6, 2004 (File No. 333-112587) (the “February Registration Statement) to register 21,495 shares of its common stock and filed the second Registration Statement on Form S-8 with the SEC on April 16, 2004 (File No. 333-114546) to register 4,221 shares of its common stock (the “April Registration Statement” and, together with the February Registration Statement, the “Registration Statements”). All shares registered under the Registration Statements have been issued or sold. This Post-Effective Amendment No. 1 to the Registration Statements therefore terminates the effectiveness of the Registration Statements pursuant to the undertakings contained in the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highlands Ranch, State of Colorado, on June 17, 2013.

ADA-ES, Inc.

/s/ Mark H. McKinnies
By: Mark H. McKinnies
Its: Senior Vice President, Chief Financial Officer and Secretary

SIGNATURES

(INCLUDING POWER OF ATTORNEY)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Durham and Mark H. McKinnies, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including this Post-Effective Amendment No. 1 filed herewith) to the Registration Statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kim B. Clarke	/s/ Michael D. Durham
Kim B. Clarke, Director Date: June 17, 2013	Michael D. Durham, President, Chief Executive Officer and Director (Principal Executive Officer) Date: June 17, 2013

/s/ Alan Bradley Gabbard	/s/ Derek C. Johnson
Alan Bradley Gabbard, Director	Derek C. Johnson, Director
Date: June 17, 2013	Date: June 17, 2013

/s/ Walter Phillip Marcum	/s/ Robert E. Shanklin
Walter Phillip Marcum, Chairman and Director	Robert E. Shanklin
Date: June 17, 2013	Date: June 17, 2013

/s/ Mark H. McKinnies	/s/ Jeffrey C. Smith
Mark H. McKinnies, Senior Vice President, Chief Financial Officer, Secretary and Director	Jeffrey C. Smith, Director Date: June 17, 2013
Date: June 17, 2013

/s/ Richard J. Swanson
Richard J. Swanson, Director
Date: June 17, 2013

INDEX TO EXHIBITS

Exhibit
Number	Description
24.1	Power of Attorney (included on signature page)

4